FOR IMMEDIATE RELEASE
June 27, 2007

FOR FURTHER INFORMATION CONTACT:
Kevin M. McCloskey
Senior Vice President and Chief Operating Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                          SYNERGY FINANCIAL GROUP, INC.
                        INCREASES QUARTERLY CASH DIVIDEND

CRANFORD, NEW JERSEY, JUNE 27, 2007 - John S. Fiore, President and Chief Executive Officer of Synergy Financial Group, Inc. (NASDAQ/Global Market: SYNF) (the "Company"), the holding company for Synergy Bank and Synergy Financial Services, Inc., announced today that the Company's Board of Directors has declared a quarterly cash dividend of $0.07 per share, an increase from the previous quarterly dividend of $0.06 per share. The dividend will be paid on July 27, 2007 to stockholders of record on July 13, 2007.

In connection with the proposed acquisition of the Company by New York Community Bancorp, Inc. (NYSE: NYB), and as previously announced, the Company's Board of Directors elected to reduce the payments that would have been due to them under their change-in-control agreements in favor of increasing the Company's quarterly cash dividends during the period preceding the completion of the merger. The merger is currently expected to occur during the fourth quarter of 2007, pending approval of the Company's shareholders and that of certain regulatory agencies.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 20 branch offices located in Middlesex, Monmouth, and
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Union counties in New Jersey.  An additional  branch office is scheduled to open in Mercer County during the third quarter of 2007.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. The proposed transaction will be submitted to the Company's stockholders for their consideration. New York Community Bancorp, Inc. has filed a registration statement containing a proxy statement/prospectus that will be sent to the Company's stockholders, and other relevant documents concerning the proposed transaction, with the U.S. Securities and Exchange Commission (the "SEC"). The Company has filed and will continue to file relevant documents concerning the proposed transaction with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT CONTAINING THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov). In addition, documents filed with the SEC by New York Community Bancorp, Inc. will be available free of charge from the Investor Relations Department, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590. Documents filed with the SEC by the Company will be available free of charge from the Corporate Secretary, Synergy Financial Group, Inc., 310 North Avenue East, Cranford, New Jersey 07016.

The Company's directors, executive officers, and certain other members of management may be soliciting proxies in favor of the transaction from the
Company's shareholders. For information about these directors, executive officers, and members of management, please refer to the Company's proxy statement for the 2007 Annual Meeting of Stockholders, which is available on its web site and on the SEC's web site, and at the address provided in the preceding paragraph.



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SAFE HARBOR PROVISIONS OF THE PRIVATE LITIGATION REFORM ACT OF 1995

This release, like other written and oral communications presented by Synergy Financial Group, Inc. (the "Company") and its authorized officers, may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The Company intends such forward-looking statements, including those pertaining to its pending merger with and into New York Community Bancorp, Inc., to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions, may be identified by their reference to future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company disclaims any obligation to update any forward-looking statements.

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